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OFFICE OF LIQUIDATION AND REHABILITATIONS         SHOW THIS NUMBER ON INVOICE
SERVICE PURCHASE CONTRACT                                     1032


PROVIDE SERVICE TO AGENCY:                        BILL TO: (Provide original
                                                  and two(2) copies of invoice)
Bureau of Rehabilitation Admin
901 North Seventh Street                          Statutory Liquidator For
Harrisburg, Pennsylvania 17102                    Corporate Life
                                                  901 N 7th Street
                                                  Harrisburg, PA 17102





CONTRACTOR INFORMATION                            Date Prepared: 04/03/95
Name: Walnut Equipment Leasing Co., Inc.          Effective Date: 04/03/95
Address: 101 West City Ave., Suite 2146
         Bala Cynwyd, PA 19004                    Federal ID/SS #: 23-1712443
Tele #:  (610) 668-0707                           License/Registration #: n/a





Termination Date     Anticipated Delivery Date       Contract Not to Exceed
   06/30/97                  /    /                $contingent fee 50% + costs





SERVICES REQUESTED          QUANTITY           UNIT PRICE          TOTAL PRICE
Servicing of performing     75 files valued    50% Contingency      906,271.00
lease files. Collection     @ 1,812,542.75     est. court costs       5,000.00
of non-performing lease                                            -----------
files.                                                     TOTAL   $911,271.00





CONTRACTOR AGREES TO THE TERMS AND CONDITIONS ON THE ATTACHMENTS, IF ANY, WHICH ARE PART OF THIS CONTRACT. THIS CONTRACT IS NOT VALID OR ENFORCEABLE UNTIL FULLY EXECUTED, APPROVED, AND DELIVERED TO THE CONTRACTOR.

Other conditions or agreements.
Attachment A

Purpose and justification for above.

Tracee Gotwalt                 William Shapiro              5/18/95
Agency Contact                 Contractor's Signature       Date





(717) 787-6009                 President
Telephone Number               Contractor's Title






AUTHORIZED AGENCY ATTORNEY                AGENCY HEAD (Or Designee)

Signature:                                Signature:

Date:                                     Date:










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                                  PA INSURANCE DEPARTMENT
Service Purchase Contract         Office of Liquidations and Rehabilitations
Terms and Conditions
                                  Contract No. 1032
A. COMPENSATION

1. Billing




    a.  The contractor shall submit monthly invoices to the attention of:
        Office of Liquidations and Rehabilitations, Bureau of Liquidations Administration, 901 North Seventh Street, Harrisburg, Pennsylvania 17102, Attention: Mark Leschik, for services performed during each such period. The amount shown on each invoice for labor cost shall be in accordance with the rates established in this contract.

    b. Contractor billings must include personnel class, work hours, hourly rate, and itemized expenses. Contractor will bill for actual services rendered not to exceed the contract cap amount.

    c. Any expenses incurred for travel must be billed in accordance with Commonwealth Travel Regulations. The following is a summary of travel regulations in force at the date of guideline issuance. (You will be advised of any change in the Commonwealth Travel Regulations.):

    * All travelers should minimize travel expenses to a reasonable degree. Public transportation should be utilized if the cost of travel is less than private transportation.

    * You should attempt to obtain discounted, but not non-cancelable, tickets.

    * Hotel lodging is only authorized if it is necessary for you to stay overnight and the overnight location is greater than fifty (50) miles from your headquarters office.

    * You should obtain lodging at the least expensive of three (3) hotels with available space within a reasonable distance from your meeting location.

    * Receipts are required for all travel expenses greater than fifteen ($15.00) dollars, except for subsistence (meals).

    * Non-subsistence is reimbursable for meals incurred on non-overnight travel.

    * Taxi-cab use is not authorized where airport limousine or shuttle service is available.

    d. All billable expenses are subject to audit by the Liquidator. Receipts for all billable expenses may be requested prior to payment.

B. CONFLICT OF INTEREST

1. Notice of any actual or potential conflict of interest shall be given to the Liquidator.

2. Any conflicts will be resolved in favor of the Liquidator, by the Liquidator, or, in the alternative, the Liquidator shall have the option to terminate this agreement if the conflict cannot be resolved.

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C. NON-DISCRIMINATION CLAUSE

During the term of this contract, the contractor agrees as follows:

1. The contractor shall not discriminate against any employee, applicant for employment, independent contractor, or any other person because of race, color, religious creed, handicap, ancestry, national origin, age, or sex. The contractor shall take affirmative action to insure that applicants are employed and that employees or agents are treated without regard to their race, color, religious creed, handicap, ancestry, national origin, age, or sex during employment. Such affirmative action shall include, but is not limited to, employment, upgrading, demotion or transfer, recruitment or recruitment advertising, layoff or termination, rates of pay or other forms of compensation, and selection for training.

2. The contractor shall, in advertisements or requests for employment placed by them or on its behalf, state that all qualified applicants will receive consideration for employment without regard to race, color, religious creed, handicap, ancestry, national origin, age, or sex.

3. The contractor shall send each labor union or workers representative with which it has a collective bargaining agreement or other contract or understanding, a notice advising said labor union or workers representative of its commitment to this non-discrimination clause. Similar notice shall be sent to every other source of recruitment regularly utilized by the contractor.

4. It shall be no defense to a finding of non-compliance with this non-discrimination clause that the contractor had delegated some of its employment practices to any union, training program, or other source of recruitment which prevents it from meeting its obligations. However, if the evidence indicates that the contractor was not on notice of the third party discrimination or made a good faith effort to correct it, such factor shall be considered in mitigation in determining appropriate sanctions.

5. Where the practices of a union or any training program or other source of recruitment will result in the exclusion of minority group persons, so that the contractor will be unable to meet its obligations under this non-discrimination clause, the contractor shall then employ and fill vacancies through other non-discriminatory employment procedures.

6. The contractor shall comply with all state and federal laws prohibiting discrimination in hiring or employment opportunities. In the event of the contractor's non-compliance with the non-discrimination clause of this contract or with any such laws, this contract may be terminated or suspended, in whole or in part, and the contractor may be declared temporarily ineligible for further Liquidator contracts, and other sanctions may be imposed and remedies invoked.

7. The contractor shall furnish all necessary employment documents and records to, and permit access to its books, records and accounts by the Liquidator, for purposes of investigation to ascertain compliance with the provisions of this clause. If the contractor does not possess documents or records reflecting the necessary information requested, it shall furnish such information on reporting forms supplied by the Liquidator.

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8.  The contractor shall actively recruit minority and women subcontractors, as well as subcontractors with substantial minority representation among their employees.

9. The contractor shall include the provisions of this non-discrimination clause in every subcontract so that such provisions will be binding upon each subcontractor.

10. The contractor's obligations under this clause are limited to the firm's offices within the state of Pennsylvania.

D. CONTRACTOR INTEGRITY PROVISIONS

1. The contractor shall not, in connection with this or any other agreement with the Liquidator, directly or indirectly, offer, give, agree, or promise to give anyone any gratuity for the benefit of or at the direction or request of any officer or employee of the Liquidator.

2. Except with the consent of the Liquidator, neither the contractor nor anyone in privity with the contractor shall accept or agree to accept from, or give or agree to give to any person, any gratuity from any person in connection with the performance of work under this agreement except as provided herein.

3. Except with the consent of the Liquidator, the contractor shall not have a financial interest involving any other party to this action.

4. The contractor, upon being informed that any violation of these provisions has occurred, or may occur, shall immediately notify the Liquidator in writing.

5. The contractor, by execution of this agreement and by the submission of any bills or invoices for payment pursuant thereto, certifies and represents that he has not violated any of these provisions.

6. For violation of any of the above provisions, the Liquidator may terminate this and any other agreement with the contractor and claim liquidated damages in an amount equal to the value of anything received in breech of these provisions, claim damages for all expenses incurred in obtaining another contractor to complete performance hereunder, and debar and suspend the contractor from doing business with the Liquidator. These rights and remedies are cumulative, and the use or non-use of any one shall not preclude the use of all or any others. These rights and remedies are in addition to those the Liquidator may have under law, statute, regulation, or otherwise.

E. CONTRACTOR AUDIT PROVISIONS

1. This contract is subject to audit by the Liquidator and or its designated representatives, including audits of actual costs incurred. The contractor agrees to maintain records which will support the charges claimed against the contract. At the direction of the Liquidator, all of the contractor's books and records related to this contract will be made available for audit at a site designated by the Liquidator.

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The contractor shall preserve books, documents, and records sufficient to justify the charges billed to the Liquidator for three (3) years after expiration of the contract, or until all questioned items are resolved after the services are furnished under this contract. The contractor shall give full and free access to all records to the Liquidator and or its authorized representative.

2. Upon termination of this contract, the contractor will turn over to the Liquidator all information and research developed pursuant to this contract.

3. The contractor will make records in their possession pertaining to this contract available for inspection at the offices of the Liquidator upon request.

F.  CONTRACTOR RESPONSIBILITY PROVISIONS

1. Contractor certifies that it is not currently under suspension or debarment by the Commonwealth of Pennsylvania, any other state, or the federal government.

2. If contractor enters into any subcontracts under this contract with sub-contractors who are currently suspended or debarred by the Commonwealth of Pennsylvania, any other state, or the federal government, or who became suspended or debarred by the Commonwealth of Pennsylvania, any other state, or the federal government during the term of this contract, or any renewals thereof, the Liquidator shall have the right to require the contractor to terminate such sub-contracts.

3. The contractor agrees that it shall be responsible for reimbursing the Liquidator for all necessary and reasonable costs and expenses incurred by the Office of the Inspector General relating to an investigation of the contractor's compliance with the terms of this or any other agreement between the contractor and the Liquidator which results in the suspension or debarment of the contractor.

G.  OFFSET PROVISION FOR LIQUIDATOR CONTRACTS

1. The contractor agrees that the Liquidator may offset the amount of any state tax liability owed to the Commonwealth, or other debt of the contractor, or its subsidiaries, that is owed to the Liquidator or the Commonwealth, and not being contested on appeal against any payments due the contractor under this or any other contract with the Liquidator.

H.  PROVISIONS CONCERNING THE AMERICANS WITH DISABILITIES ACT

During the term of this contract, the contractor agrees as follows:

1. Pursuant to federal regulations promulgated under the authority of The Americans With Disabilities Act, 28 C.F.R. Section 35.101 et seq., the contractor understands and agrees that no individual with a disability shall, on the basis of the disability, be excluded from participation in this contract or from activities provided for under this contract. As a condition of accepting and executing this contract, the contractor agrees to comply with the General Prohibitions Against Discrimination, 28 C.F.R.
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    Section 35.130, and all other regulations promulgated under "Title ll" of
    The Americans With Disabilities Act which are applicable to the benefits, services, programs, and activities provided by the Commonwealth of Pennsylvania through contracts with outside contractors.

2. The contractor shall be responsible for and agree to indemnify and hold harmless the Liquidator from all losses, damages, expenses, claims, demands, suits, and actions brought by any party as a result of the contractor's failure to comply with the provisions of paragraph 1, above.

I.  LIQUIDATOR HELD HARMLESS

1. The contractor agrees to indemnify, defend, and save harmless the Liquidator, its officers, agents, and employees from any and all claims, suits, actions, judgments, and losses accruing or resulting to any and all contractors, subcontractors, materialmen, laborers, and any other persons, firms, or corporations furnishing or supplying work, services, materials or supplies in connection with the performance of this contract, and from any and all claims, losses, costs, and expenses accruing or resulting to any person, firm, or corporation for injury, death, or property damage caused by acts or omissions of the contractor, its employees, or agents in the performance of this contract and against any liability including, without limitations, costs and expenses for violation of proprietary rights, or right of privacy, arising out of the publication, translation, reproduction, delivery, performance, use, or disposition of any data furnished under this contract or based on any libelous or other unlawful matter contained in such data. The Liquidator agrees to notify the contractor within a reasonable time of any written claims or demands for which the contractor is responsible under this paragraph.

J.  CONFIDENTIALITY

1. The contractor agrees to protect the confidentiality of any files, data, or other materials provided by the Liquidator, any other party, or developed in the course of its duties. Any such data or information shall be restricted in use and purpose to the performance of this contract.

K.  ENTIRE CONTRACT

1. This agreement constitutes the entire contract between the parties. There are no promises, terms, conditions, or obligations other than those contained herein, and this contract shall supersede all previous communications, representations, or contracts, either oral or written, between the parties hereto concerning the services set out herein.

2. This contract may be amended; however, no amendment to this contract shall be effective unless it is in writing and signed by all parties to the initial contract.

3. Contractor agrees to comply with all applicable laws and regulations of the Commonwealth in carrying, out this contract.

4. Contractor, its agents and employees, shall act in an independent capacity, and shall not act or be deemed to act as officers, employees or agents of the Statutory Liquidator.

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5.  Regardless of provisions to the contrary found elsewhere in the provisions of this contract, the laws of the Commonwealth of Pennsylvania shall be used in the interpretation of this contract and shall prevail over the laws of any other state in the construction of this contract.

6. Performance of this contract is not assignable without prior written consent of the Statutory Liquidator.

7. In carrying out the Contract, the Contractor shall minimize pollution and shall strictly comply with all applicable environmental laws and regulations.

8. Contractor and the Statutory Liquidator recognize that in actual economic practice, overcharges by contractors suppliers resulting from violations of state or federal antitrust laws are in fact borne by the Commonwealth. As part of the consideration for the award of the contract, and intending to be legally bound, contractor assigns to the Commonwealth all rights, title and interest in and to any claims contractor now has or may hereafter acquire under state or federal antitrust laws relating to the goods or services which are the subject of this contract.

L.  TERMINATION - AMENDMENT

1.  This contract may be terminated, at will, by the Liquidator.

2. This contract may be terminated by the contractor upon thirty (30) days written notice to the Liquidator.

3. This contract may be amended for additional service hours or expenses, or may be extended if additional unanticipated work is required and authorized.

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                                  Attachment A

1.  PURPOSE AND JUSTIFICATION

    The purpose of this contract is to provide servicing of performing equipment leases and collection of non-performing lease receivables.

    This contract is justified because the Statutory Liquidator does not have the expertise on staff to service equipment leases, recover and dispose of residuals and collect non-performing lease obligations. Several firms were invited to submit bids to either purchase the leases or service them for the Liquidator. After due diligence, only two bids were received; both bids asked for a 50% contingent fee from all sums recovered. Liquidators staff feels Contractor can best provide the needed services.

2.  DESCRIPTION OF SERVICES

    A. Contractor will provide lease servicing which shall include but not be limited to:

        Collecting and accounting for lease payments recovering leased equipment at the termination of the lease and disposing of the equipment.

        Collecting through judicial or non-judicial means rents due from non-performing lessees.

    B.  Contractor will further:

        Prepare on behalf of a given estate pursuant to authorization from the Liquidator, necessary documents pertaining to the collections of the above mentioned leases or arising out of such activity.

    C. Contractor will further provide advice and a written recommendation to the Liquidator if it is determined that it is no longer feasible to pursue recovery of any particular lease.

    D. Contractor will further brief the Liquidator as to any filings or court appearances at least 90 days in advance, whenever possible, and if possible, notify the Liquidator as soon as the firm receives notification.

    E. Contractor will provide the Liquidator with a quarterly report which summarizes litigation events and any recommendations regarding litigation, lists the status of each file including the recap of collections and funds transmitted to the Liquidator. The report must also total all contingent fees retained by the firm per calendar year (January 1 through December 31).

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    F.  Contractor will obtain authorization from the Liquidator for any compromise of her claim or for any payment plan longer than one year in duration.

    G. The Liquidator reserves the right to represent herself, on any specific claims and determinations, as its sole judgement determines.

    H. Contractor, on an as required basis, shall calculate sales tax due and complete the necessary tax filings for submission by the Statutory Liquidator.

3.  COMPENSATION

    A. Both parties to this agreement recognize the contingent nature of these claims. Accordingly, Contractor will be compensated with a contingent fee of fifty percent (50%) net of sales taxes for each claim for which a recovery is obtained, payable at the time monies are recovered, as the result of any settlement or verdict. If no recovery is made, the firm shall bear the loss of all time invested. No hourly fee will be billed or paid.

    B. If Contractor recommends audit, accounting, actuarial or other outside professional services, Contractor must submit to the Liquidator a written description of the nature, scope, type and estimated number of hours of professional services required. The Liquidator will review the submission, make a determination, and proceed with negotiations with the approved outside entity. The Liquidator will contract directly with any outside vendors necessary to assist Contractor unless the Liquidator expressly authorizes Contractor to do so, in writing.

    C. Contractor shall submit quarterly itemized billings, consistent with guidelines the Liquidator may periodically issue, which fully and completely disclose reimbursable costs incurred. The bill shall include a cover sheet detailing the matter assigned, the amount billed to date. Separate matters being handled by Contractor shall be invoiced individually. Each invoice shall be submitted to the estate for which services were rendered.

    D. "Reimbursable Costs" shall include only the filing fees, recording fees, and service fees. No other costs shall be billed or reimbursed.

    E. All recoveries shall be remitted to the Liquidator within thirty (30) days of collection with a billing that show the total amount recovered, the fifty percent (50%) contingent fee deducted, and the amount remitted to the Liquidator. A copy of the check or other instrument documenting the total amount recovered must be submitted along with the billing. Only the contingent percentage and sales tax may be deducted from the recovery. All reimbursable costs must be billed on a quarterly basis.

    F. For time invested in review and determination of the prospects of collection, a fee of $100.00 will be paid on each lease which is deemed uncollectible.

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    G.  All sales tax filings will be calculated by Contractor at no cost to the Statutory Liquidator.

4.  STATUTORY LIQUIDATOR BILLING GUIDELINES

    A. All billing should be by specific assignment to include the name of the liquidated company and the name of the specific case or claim, and the claim or case number if one is assigned. Aggregating categories of cases or a wide variety of activities under headings such as "direct action matters" or "general" is unacceptable.

    B. All billings for any reimbursable costs incurred should be submitted quarterly on a regular and timely basis.

    C. Bills are submitted to the Office of Liquidations & Rehabilitations for review and approval. If billing clarifications or revisions are requested, resubmit the clarification information or revised bill to the Office of Liquidations & Rehabilitations, 901 North Seventh Street, Harrisburg, Pa 17102, Attn: Tracee Gotwalt.

    D. In a cover letter enclosing each bill, please indicate the total to date billed by carrier, case, or claim as well as the total for the current calendar year for each matter billed.